UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

On December 20, 2024, the Public Utility Commission of Oregon (OPUC) issued a Final order (Order 24-454) in the 2025 General Rate Case (2025 GRC or the case) requested by Portland General Electric (PGE, or the Company) on February 29, 2024 (OPUC Docket UE 435).

The Final order calls for the following:
•capital structure of 50% debt and 50% equity;
•return on equity (ROE) of 9.34%;
•cost of capital of 6.991%; and
•rate base of $6.8 billion.

The Final order results in an annual revenue requirement increase of $100 million, subject to update for final capital project used and useful attestations as required by the OPUC. The changes in revenue requirement from PGE’s originally filed 2025 GRC to the Final order consist of the following (in millions):

As filed (1)		$208
Adjustments from initial filing through Closing briefs (2)		(26)
As filed at Closing briefs		182
Adjustments from Closing briefs to Final order:
Operating and maintenance (O&M) reductions (3)	(59)
ROE (4)	(8)
Capital-related reductions (5)	(15)
Clearwater Wind Energy Center (Clearwater) (6)	6
Other (7)	(6)
Subtotal		(82)
Final order		$100
(1) Excluding $17 million related to Net Variable Power Costs (NVPC) and other Supplemental filings.
(2) Consists of adjustments related to load, capital forecast updates, ROE adjustments, and other revenue requirement items updated during the rate review process.
(3) Reduction relates primarily to: i) the Final order’s method of applying inflation rates to 2023 actual balances for general wages and salaries and Generation O&M, and ii) amounts related to incentives and stock compensation.
(4) The OPUC’s Final order authorized an ROE of 9.34%. At the time of Closing briefs, PGE’s adjusted requested ROE was 9.5%, which is also PGE’s current approved ROE.
(5) The Final order and related revenue requirement reflects the following items: i) an adjustment for actual plant placed in-service compared to amounts forecasted in Closing briefs with cost recovery expected to be pursued in future regulatory proceedings and, ii) other immaterial items removed from rate base.
(6) Per the OPUC's Final order, Clearwater is to be excluded from this rate case as prudency is being determined in a separate proceeding, OPUC Docket UE 427. The target rate effective date for Clearwater in UE 427 has been delayed to March 1, 2025. This adjustment reflects the removal of the revenue requirement of Clearwater from rate base, net of NVPC benefits. Under the Renewable Automatic Adjustment Clause, PGE will continue to defer the revenue requirement, net of NVPC benefits, from the in-service date of January 2024 until Clearwater is reflected in customer prices.
(7) Primarily comprised of reductions of certain working capital and inventory items and other revenue credit items.

Other key items in the 2025 GRC (OPUC Docket UE 435) Final order include:
•The OPUC has invited PGE to file for a balanced cost-recovery tracker mechanism to incorporate the approximately $375 million Seaside battery energy storage system into rates under an expedited regulatory review;

•Acceptance of PGE's rate base methodology in this rate case, which after adjustments resulted in $6.8 billion and comprised of the following key elements:
◦A reduction of $402 million related to Clearwater to reflect the delay of the target rate effective date to March 1, 2025 and allow for further regulatory review;
◦A reduction of $112 million related to reflect the planned sale of Production Tax Credits (PTC) and inclusion of Investment Tax Credits (ITCs) as a reduction of rate base and expected to be amortized as a refund to customers over the life of the battery assets;
◦A reduction of $69 million primarily related to actual plant placed in-service compared to amounts forecasted in Closing briefs and cost recovery expected to be pursued in future regulatory proceedings; and
◦A reduction of $61 million for amounts removed from rate base related to working capital, materials and supplies, and fuel.

All items included within NVPC have been resolved in OPUC Docket UE 436 and reflects the GRC Final order's treatment of Clearwater. New customer prices, as approved by the OPUC, will become effective January 1, 2025.

PGE continues to evaluate the impact of the Final order and does not currently expect a material impact to the Company's results of operations for the year ending 2024. PGE is not currently changing its long-term earnings per share or dividend growth guidance as a result of the Final order. Consistent with historical practice, the Company expects to provide 2025 adjusted earnings guidance, long-term earnings growth guidance and long-term dividend growth guidance when reporting fourth quarter 2024 results in the first quarter of 2025.

More information about the 2025 GRC filing (OPUC Docket UE 435) and NVPC (OPUC Docket UE 436) is available on the OPUC website at www.oregon.gov/puc.

Non-GAAP Financial Measures
This Form 8-K contains certain non-GAAP measures, such as adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company's comparative earnings per share and enables investors to evaluate the Company's ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company's current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Due to the forward-looking nature of PGE's non-GAAP adjusted earnings guidance, and the inherently unpredictable nature of items and events which could lead to the recognition of non-GAAP adjustments (such as, but not limited to, regulatory disallowances or extreme weather events), management is unable to estimate the occurrence or value of specific items requiring adjustment for future periods, which could potentially impact the Company's GAAP earnings. Therefore, management cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort. For the same reasons, management is unable to address the probable significance of unavailable information.

Forward-Looking Statements
Statements in this document that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including assumptions and expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "assumptions," "based on," "believes," "conditioned upon," "considers," "could," "estimates," "expects," "forecast," "goals," "intends," "looks to," "needs," "plans," "predicts," "projects," "promises," "seeks," "should," "subject to," "targets," "will continue," "will likely result," or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; changing customer expectations and choices that may reduce or increase the demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs impacting solar module imports), failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in material ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability, cost and required collateral for purchased power and fuel; changes in capital and credit market conditions, including volatility of equity markets as well as changes in PGE’s credit ratings and outlook on such credit ratings, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions, including inflation; the effects of climate change, whether global or local in nature; unseasonable or severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE’s risk management policies and procedures; PGE’s ability to effectively implement Public Safety Power Shutoffs and de-energize its system in the event of heightened wildfire risk; cyber security attacks, data security breaches, physical attacks and security breaches, or other malicious acts, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends; widespread health emergencies or outbreaks of infectious diseases such as COVID-19, which may affect our financial position, results of operations and cash flows; failure to achieve the Company’s greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; social attitudes regarding the electric utility and power industries; political and economic conditions; acts of war or terrorism; changes in financial or regulatory accounting principles or policies imposed by governing bodies; changes in effective tax rate; and risks and uncertainties related to generation and transmission projects, including, but not limited to, regulatory processes, transmission capabilities, system interconnections, permitting and construction delays, legislative uncertainty, inflationary impacts, supply costs and supply chain constraints. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company is subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	December 23, 2024	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer
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